SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

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                            FORM 8-K
                         CURRENT REPORT

                Pursuant to Section 15(d) of the
                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        April 4, 1995
                                                      ---------------
           Commission file number             33-27126
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                          PEEBLES INC.

            Virginia                                     54-0332635
            --------                                     ----------
    (State of Incorporation)                          (I.R.S. Employer
                                                      Identification No.)

      One Peebles Street
   South Hill, Virginia 23970-5001                      (804) 447-5200
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(Address of principal executive offices)              (Telephone Number)



Item 5.  Other Events

On April 4, 1995, Peebles Inc. Announced that it has signed an agreement to be acquired by PHC Retail Holding Company ("PHC Retail"), an affiliate of Kelso & Company, Inc., an investment firm located in New York City. The transaction provides for the merger of a subsidiary of PHC Retail into Peebles and the receipt of cash by shareholders of Peebles. The closing of the transaction is subject to a number of conditions, including regulatory and shareholder approval, and is expected to be completed in May.

Peebles Inc. Is headquartered in South Hill, Virginia and currently operates 58 department stores located in 10 southeastern and middle Atlantic states.

This same information was released to the press on April 4, 1995 via the Dow Jones Wire Service.


                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PEEBLES INC.

Dated:     April 5, 1995             By:  /s/  Michael F. Moorman
                                     ----------------------------
                                     Michael F. Moorman
                                     President and Chief Executive
                                     Officer (Principal Executive
                                     Officer)

                                     By:  /s/  E. Randolph Lail
                                     ----------------------------
                                     E. Randolph Lail
                                     Chief Financial Officer,
                                     Senior Vice President-Finance
                                     Treasurer and Secretary
                                     (Principal Financial Officer)